AGREEMENT

THIS AGREEMENT (the “Agreement”), effective this ____ day of April, 2019 is by and between Transportation and Logistics Systems, Inc. (formerly known as PetroTerra Corp.) (the “Company”) and the undersigned investor (the “Investor”).

WITNESSETH:

WHEREAS, the Investor desires to exchange all of its shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), for shares of the Company’s common stock, par value $0.001 per share, (“Common Stock”), all on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Investor agree as follows:

1.	EXCHANGE OF SHARES

1.1	By signing below, the Investor covenants that the number of shares of Preferred Stock listed on Investor’s signature page hereto is the total amount of Preferred Stock beneficially owned by such Investor, and the Company and Investor agree to the exchange of the Investor’s Preferred Stock for the Company’s Common Stock as set forth below. The amount of Common Stock issuable to such Investor will be calculated using the following formula:

[Preferred Stock beneficially owned by Investor/Total Preferred Stock] x 2,600,000 = shares of Common Stock issuable to Investor upon cancellation of all of their Preferred Stock

2.	MISCELLANEOUS

2.1	This Agreement and the rights and obligations of the parties hereunder and the parties subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to any contrary result otherwise required under applicable choice of law principles.

2.2	This Agreement may be executed in any number of counterparts, any of which need not contain the signature of more than one party, but all of which shall together constitute one and the same instrument. Upon the due execution and delivery of this Agreement by the parties hereto, this Agreement shall be authorized and approved in accordance with the terms of the Warrant, and shall be binding upon the parties to the Warrant, and their respective heirs, successors, and permitted assigns. The execution and delivery of this Agreement by facsimile or as a “.pdf” shall be deemed for all purposes to be enforceable as an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

INVESTOR	Transportation and Logistics Systems, Inc. (Formerly known as PetroTerra Corp.)

By:	By:
Name:	Name:
Title:	Title:

Total Number of shares of Preferred Stock

beneficially owned by Investor: